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                                                                    Exhibit 24.1



                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TIME WARNER INC., a Delaware corporation (the "Corporation"), hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, JOHN A. LABARCA, GERALD M. LEVIN, PHILIP R. LOCHNER, JR. AND RICHARD D. PARSONS, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 or other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments) to be filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration under the provisions of the Securities Act of (a) (i) 1,600,000 shares of the Corporation's 10 1/4% Series M Exchangeable Preferred Stock, par value $1.00 per share (the "Series M Preferred Stock"), issuable in exchange for outstanding shares of the Corporation's 10 1/4% Series K Exchangeable Preferred Stock, (ii) additional shares of Series M Preferred Stock issuable in exchange for shares of Series K Preferred Stock issued as dividends on the shares of Series K Preferred Stock and (iii) additional shares of Series M Preferred Stock issuable as dividends payable on shares of Series M Preferred Stock, (b) an indeterminate number of shares of 10 1/4% Series L Preferred Stock, par value $1.00 per share (the "Series L Preferred Stock"), issuable in exchange for shares of Series M Preferred Stock and as dividends payable on shares of Series L Preferred Stock, and (c) an indeterminate principal amount of 10 1/4% Senior Subordinated Debentures due 2011 issuable in exchange for shares of Series L Preferred Stock and as interest payable on such debentures, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.






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                                                                               2



                  IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 16th day of May, 1996.

(i)  Principal Executive Officers:

  /s/ Gerald M. Levin                          /s/ Richard D. Parsons
- ---------------------------------------      -----------------------------------
Gerald M. Levin                              Richard D. Parsons
Director, Chairman of the Board              Director and President
  and Chief Executive Officer

(ii)  Principal Financial Officer:           (iii) Principal Accounting Officer:

  /s/ Richard J. Bressler                      /s/ John A. LaBarca
- ---------------------------------------      -----------------------------------
Richard J. Bressler,                         John A. LaBarca,
Senior Vice President and                    Vice President and Controller
 Chief Financial Officer

(iv):  Directors:

  /s/ Merv Adelson                             /s/ Michael A. Miles
- ---------------------------------------      -----------------------------------
Merv Adelson,                                Michael A. Miles,
Director                                     Director

  /s/ Carla A. Hills                           /s/ J. Richard Munro
- ---------------------------------------      -----------------------------------
Carla A. Hills,                              J. Richard Munro,
Director                                     Director

  /s/ Lawrence B. Buttenwieser                 /s/ Donald S. Perkins
- ---------------------------------------      -----------------------------------
Lawrence B. Buttenwieser,                    Donald S. Perkins,
Director                                     Director


  /s/ David T. Kearns                          /s/ Raymond S. Troubh
- ---------------------------------------      -----------------------------------
David T. Kearns,                             Raymond S. Troubh,
Director                                     Director

  /s/ Beverly Sills Greenough                  /s/ Francis T. Vincent, Jr.
- ---------------------------------------      -----------------------------------
Beverly Sills Greenough,                     Francis T. Vincent, Jr.,
Director                                     Director


  /s/ Reuben Mark
- ---------------------------------------
Reuben Mark,
Director







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